Exhibit 99.1

RESIDEO ANNOUNCES PRICING OF

4.000% SENIOR UNSECURED NOTES DUE 2029

AUSTIN, Texas, August 10, 2021 – Resideo Technologies, Inc. (NYSE:REZI) (the “Company” or “Resideo”) today announced that Resideo Funding Inc. (the “Issuer”), a direct wholly-owned subsidiary of the Company, has priced its private offering of $300 million aggregate principal amount of 4.000% Senior Notes due 2029 (the “Notes”). The Notes were priced at an issue price equal to 100% of their principal amount. The Issuer’s obligations under the Notes will be fully and unconditionally guaranteed on an unsecured basis initially by the Company and each of its subsidiaries that guarantees the Company’s existing senior credit facilities.

The Company intends to use the proceeds from the sale of the Notes to fund the redemption of all of the Issuer’s outstanding 6.125% Senior Notes due 2026 (the “2026 Notes”) at the applicable redemption price set forth in the indenture for such notes and to pay related fees and expenses. The aggregate principal amount of 2026 Notes currently outstanding is $260 million. Any remaining proceeds may be used for general corporate purposes.

The sale of the Notes is expected to close on August 26, 2021, subject to the satisfaction or waiver of customary closing conditions.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes and the related guarantees will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, the related guarantees or any other security, and shall not constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. This press release does not constitute a notice of redemption for the 2026 Notes nor any solicitation of an offer to buy or sell the 2026 Notes.

About Resideo

Resideo is a leading global manufacturer and distributor of technology-driven products and solutions that provide comfort, security, energy efficiency and control to customers worldwide. Building on a 130-year heritage, Resideo has a presence in more than 150 million homes, with 15 million systems installed in homes each year. We continue to serve more than 110,000 professionals through leading distributors, including our ADI Global Distribution business, which exports to more than 100 countries from nearly 200 stocking locations around the world.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements relating to the proposed offering and the anticipated use of the net proceeds from the offering. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of Resideo to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties related to the satisfaction of customary closing conditions related to the offering, general economic, industry or political conditions, including the impact of the COVID-19 pandemic, and the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the quarters ended April 3, 2021 and July 3, 2021 and other periodic filings we make from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release, and we caution investors not to place undue reliance on any such forward-looking statements.

Contacts:

Investors: Jason Willey investorrelations@resideo.com	Media: Oliver Clark oliver.clark@resideo.com

# # #